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    Geoff High
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    303-604-3924

DMC GLOBAL ANNOUNCES APPOINTMENT OF ERIC WALTER AS CHIEF FINANCIAL OFFICER

BROOMFIELD, Colo. – January 20, 2023 – DMC Global Inc. (Nasdaq: BOOM) today announced the appointment of Eric Walter as chief financial officer. Walter’s appointment will be effective the day after DMC files its 2022 Form 10-K, which is expected on or around February 24, 2023. Walter will succeed CFO Michael Kuta, who has been appointed as DMC’s interim co-CEO with DMC board member David Aldous.

Walter joins DMC with more than 30 years of financial experience and spent the past five years with Jacobs (NYSE: J), a $15 billion engineering and professional services firm. From 2020 to 2023, he was CFO of the People & Places Solutions business, Jacob’s largest division with annual revenue of $9 billion. Walter also led the creation of Jacobs’ financial planning and analysis organization, enhanced its management reporting processes and oversaw a global finance organization of more than 800 employees.

“Eric is an extremely talented leader who joins DMC with a wealth of relevant financial and management experience,” Kuta said. “He has built and led global finance teams, developed capital allocation strategies and implemented initiatives designed to strengthen free cash flow. He also managed a variety of public-company reporting functions. We’re excited he’s bringing his expertise and enthusiasm to DMC and look forward to collaborating with him.”

Previously, Walter was vice president and corporate controller of Veritiv (NYSE: VRTV), a $9 billion packaging, printing and logistics company. He was instrumental in preparing Veritiv for its 2014 initial public offering and led the drafting of the company’s S-1 registration statement. He also established the company’s SEC reporting function and helped implement Veritiv’s Sarbanes-Oxley readiness program.

“DMC has a compelling growth strategy and a family of well-run manufacturing businesses that are leaders in their respective markets,” Walter said. “I feel I’m joining DMC at an exciting time in its evolution.”

He added, “I’ve thoroughly enjoyed my time with DMC’s leadership team and board members as I’ve grown to know the Company. It’s an impressive organization, and I look forward to contributing to its continued success.”

Walter’s financial career also includes 10 years in a variety of financial leadership positions with Unisource Worldwide, a predecessor industrial business to Veritiv. He earned an MBA from Duke University’s Fuqua School of Business and a bachelor of arts in accounting and business administration from Furman University.

About DMC Global Inc.
DMC Global operates three differentiated, asset-light manufacturing businesses that serve niche segments of the building products, energy, and industrial infrastructure industries.  DMC supports its companies with long-term capital and strategic, financial, legal, technology and operating resources, enabling them to grow their core businesses, launch new initiatives, upgrade technologies and systems, and make acquisitions that improve their competitive positions and expand their markets.  The DMC family of companies consists of Arcadia, a leading supplier of architectural building products; DynaEnergetics, which serves the global energy industry; and NobelClad, which addresses the global industrial infrastructure and transportation sectors.  Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit www.dmcglobal.com.

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the anticipated timing of Mr. Walter’s assumption of the CFO role and future growth and leadership of DMC. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to the risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2021 and subsequent quarterly reports on Form 10-Q, all of which are incorporated by reference herein. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

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